Irrevocable Guaranty Contract of Maximum Amount
Contract No.: 2010 Long Zi No. 00106082367-1

To: China Merchants Bank CO., Ltd. Shenzhen Longgang  Sub-branch

Bank and Shenzhen Highpower Technology Co., Ltd. (referred to as "Credit Applicant ") on __ __ 2010 signed the 2010 Long Zi No. 00106082367 of the "Credit Agreement" (referred to as "Credit Agreement"). Under the "Credit Agreement", between the September 1, 2010 and September 1, 2011 the credit period (referred to as "Credit Period"), within the Bank to credit the applicant for a total of RMB 2.5million (Including the equivalent in other currencies) line of credit (referred to as "credit line").

Required by the credit applicant, the sponsor agreed to provide the guarantees, letters of credit the applicant voluntarily <Credit Agreement> under all the debt owed to the Bank assume joint guarantee responsibilities. As follows:

 1 Guaranty Contract is the maximum amount of guarantee.
1.1  In the credit period, the Bank can provide loans or other credit, according to the "Credit Agreement" and / or the contracts under the Agreement of the graded credit applicant. Credit line credit application cycle can be recycled, disposable credit line credit application shall not recycled. Each loan or other credit in the amount, duration, and other specific uses can be agreed upon by the specific contract.
Maturity date of the specific business may be later than the "Credit Agreement" the credit period agreed upon expiration date.

1.2 Credit expiration of the period, the Bank provided loans to the credit applicant, there are still outstanding advances or other credit, that by the guarantor in the guarantee as defined in Article 2 to ensure that bear several and joint liability within; in the credit before the expiry of the period, such as the Bank under the "Credit Agreement" and / or the specific contract to provide for early recourse to the credit applicant, the guarantor of the guarantee also defined in Article 2 of the guarantee liability within the bear joint and several guarantees.

1.3 Bank credit to your credit within the period provided by the applicant acceptance of commercial drafts, open letters of credit (including commissioned switch to open letters of credit, the same below), open letter of guarantee,  the opening letter of credit business delivery guarantee, even if the credit expiration of the period the Bank advances has not happened, but your credit after the expiry of the period under the Bank to such business advances to the actual, resulting credit applicants by all obligations of the guarantor in the guarantee as defined in Article 2 bear joint and several guarantees to ensure that within the responsibility.

1.4 In the "Credit Agreement" under the specific business lines and credit performance of the applicant and bank between the duration of the specific business, interest rate and amount to reach agreement on renewal or change the terms, or your warranty period under the Bank "Credit Agreement" and / or adjust the interest rate of each specific contract, and without the consent of the guarantor's consent or notify the guarantor and the guarantee to be accepted per person, does not affect the guarantee of the Guarantor under this warranty assumed.

1.5 If the Credit Agreement of credit business under the Bank received the documents for review by the Bank appear to be discrepant, but the credit applicant to accept the discrepancy, the Bank pursuant to acceptance or payment of foreign debt principal and interest arising, The sponsor is still in accordance with the provisions of this Guaranty assume security responsibility, not because the Bank did not consent to accept the discrepancy or the guarantor agrees to notify the guarantor and any defense.

1.6 Credit under the letter of credit, letter of guarantee (or standby letter of credit) of the changes, forward letter of credit payment is due upon acceptance or extension of payment terms, etc., without the consent of the guarantor's consent or notify the guarantor per capita and the guarantee to be recognized, does not affect the Guarantor under this Guaranty assumed warranty.

2 Warranty

2.1 The scope of the guarantor to guarantee security for your line under the "Credit Agreement" within the credit line provided by the applicant credit loans and other credit balances of principal and (to a maximum of RMB 2.5million) and interest, penalty interest, compound interest, liquidated damages, costs and achieve debt factoring and other related costs. Including but not limited to:
2.1.1 the Bank under the "Credit Agreement" under the specific contract principal balance of loans and related interest, penalty interest, compound interest, penalty and related costs;
2.1.2 The performance of the Bank due to "Credit Agreement" under commercial bills of exchange, letters of credit, guarantees, delivery guarantees and other payment obligations under the letter of credit the applicant for the principal balance of advances advances and interest, penalty interest, compound interest, penalty and related costs;
2.1.3 under the factoring business, your line of credit applicants on the transferee of receivables overdue debt and the corresponding penalty (fines), and / or your credit line to purchase shall be paid a basic (basic commitment purchase money) and related security management costs;
2.1.4 Your line "Credit Agreement" under the trade finance business, the bank commissioned to make the advances and payments of foreign principal balance and interest, penalty interest, compound interest, penalty and related costs;
2.1.5 Bank shall credit the applicant claims the credit, the commission of other branches of China Merchants Bank to open letters of credit transfer to the beneficiary, the Bank under the credit, the issuing bank to fulfill the obligations for the credit advanced by the applicant and because of the advances that occurred issuing the import financing, delivery of secured debt principal balance and interest, penalty interest, compound interest, penalty and related costs;
[-----] 2.1.6 Bank and credit the applicant signed a number of the original --- the Credit Agreement, since the effective date of this Agreement, the original Credit Agreement under the specific business in the balance of outstanding (such as the provisions applicable in the fight in the [  ] "√");
2.1.7 the Bank to credit the applicant for all debt collection costs incurred (including but not limited to legal fees, legal fees, advertising fees, service fees, travel expenses, etc.).

2.2 The credit for recycling purposes, such as your credit line provided by the applicant to the loan or other credit line of credit balance in excess of the amount of principal, the guarantor of the loan balance exceeds the credit line does not undertake to guarantee some amount of responsibility, not only over credit limit the amount of principal balance of loans or other credit part of their interest, penalties, compound interest, liquidated damages, fees and other bear joint and several liability guarantee.
Notwithstanding the foregoing, but the guarantor clear: even if your credit line at some point during the credit provided by the applicant to the loan or other credit line of credit balance in excess of the amount of principal, but the Bank require the guarantor to assume the responsibility to ensure that all and the principal balance of the loan does not exceed credit limit, the guarantor shall not dispute the grounds of the aforementioned agreement, and respond to the principal balance of all credit and interest, penalty interest, compound interest, liquidated damages, fees, etc. (specific to the first range of 2.1 to the specific date) assume joint guarantee responsibilities.

3 Guarantees way
Confirm the guarantor guarantees in Article 2 within the scope of all debts and liabilities of the applicant's credit economy, joint and several liability law. If the applicant fails to credit, "Credit Agreement" and / or the specific contract, the Bank timely settlement of all outstanding loans, advances and other credit debt principal and interest and related costs, or "Credit Agreement" and / or the specific contract any other prescribed an event of default occurs, the Bank the right to direct recourse to the guarantor, without first recourse to the credit applicant or proceedings. Even if the applicant for the secured loan, "Credit Agreement" under the timely repayment of all debts can be equipped with the mortgage or pledge or other security, the Bank has the right to select applicants for credit in the "Credit Agreement" all the debts under the direct recourse to the guarantor, without first dealing with collateral, pledged property or goods under trade financing, bills and also other guarantor without first recourse.
Bank issued notice of a claim is conclusive, the guarantor no objection to this. The guarantor agrees to receive a written claim your bank within five days after the notice, shown with the applicant to repay credit, "Credit Agreement" under all the debt, without any certificate issued by the Bank and other documents. Except in cases of obvious and significant errors, the company received the money the Bank claims the amount of accurate data.
The right to take the Bank deems appropriate, including but not limited to fax, mail, hand delivery, notice in the public media and other means of collection of the guarantor.

4 Responsibility
The responsibility of the guarantor during the guarantee from the effective date of this Guaranty until the "Credit Agreement" under each loan or other financing or accounts receivable the Bank claims the transferee or each due date of advances advances Day plus two years. Either a specific credit extension, the extension to the extension of the warranty period plus two years only after the expiry of the period.

5 Guarantees the independence
This guarantee is an independent, sustainable and effective, irrevocable and unconditional, not subject to "Credit Agreement" and the effect of specific contracts, from credit applicant and any units / individuals entered into any agreement, document the impact, nor Applicants for credit fraud, restructuring, closure, dissolution, liquidation, bankruptcy, merger (the merger), division, restructuring, etc. of any change, from your bank to give credit applicants on the grace period and any time extension or delay the exercise of the Bank Recovery of credit applicants according to the agreement the rights owed affected in any way.
Even arrived at the same time otherwise the quality, charge or other security guarantor under the Bank to give up, change or dissolve credit, guarantee or pledge to change the responsibility to ensure that lifting the other guarantor, the guarantor under this guarantee is still the contents of your bank responsibility of guarantee.

6 Representations and Warranties of the Guarantor in particular the following:

6.1 The guarantor is established by law, legal entities with the guarantor, or other organizations with a qualified guarantor or the guarantor for the full civil capacity of natural persons (identity card number is 430104196803184316), willing to use all or any law of the guarantor secured the right to dispose of assets to ensure the performance of its obligations under this Guaranty;
6.2 The Guarantor guarantees have been issued by the full authority or higher authority / Board of Directors shall be entitled to approval;
6.3 This guarantee is issued by the true intention of the guarantor, there is no element of fraud or coercion;
6.4 The failure of the guarantor before the guarantee, the total amount of all foreign security (including foreign currency translation) does not exceed the total equity of the Guarantor;
6.5 The Bank requires the Bank to provide timely financial statements, and timely notification to the Bank of the guarantor in the production, operation and management of major decisions and changes;
6.6 guarantor to the Bank to provide financial statements and all other documents are true and legal, the legal representative of the sponsor or other responsible person can not shirk this liability;
6.7 According to the requirements of the Bank, issued "to guarantee" the book;
6.8 Registration of the guarantor's business, organizational structure, ownership structure, mode of operation or financial condition or the occurrence of any change in the debt restructuring, significant related party transactions and other matters, shall not affect the guarantee legally binding on the guarantor, such as the above changes occurred may affect the guarantor's ability to fulfill this guarantee, the guarantor of the obligation to immediately notify the Bank;
6.9 Guarantor's heirs or assigns all of this Guaranty subject to the terms. Not by the written consent of the Bank, the Guarantor will not transfer the warranty obligations.
6.10 The provisions of this Guaranty Guarantor fails to pay off the secured debt, the guarantor of the Bank is entitled to open your bank account or other financial institutions entrusted to the institution from the guarantor of the account opening charge until paid Qing "Credit Agreement" under the credit applicant all the debt owed the Bank so far.

7  Abstention
The effective period of this guarantee, the Bank of the credit applicant and the guarantor of any default or delay in the act to impose any tolerance, indulgence or delay the implementation of "Credit Agreement" and this guarantees the Bank shall enjoy the interest or right, are not damage, affect or limit the Bank in accordance with relevant legal provisions and the guarantees as a creditor should be entitled to all benefits and rights can not be regarded as giving up your bank breach of existing or future right to take action.

8 Disputes and Dispute Resolution
This guarantee applies to the laws, because this guarantees the controversy and disputes arising from the guarantor agreed to "Credit Agreement" by the agreed mode of settlement of disputes.

9 Terms
Terms used in this Guarantee, unless otherwise expressly stated, all with the "Credit Agreement" provides the same meaning.

10 Notice
Between the Bank and the Guarantor on the Guarantee of the notice requirements shall be in writing. By hand delivery, the recipient sign as a service (the recipient rejected, deemed completed at the rejection); to submit postal correspondence, and sent as a service after the expiry of the 7th; to submitted by fax, fax the recipient receives the fax as a delivery system.
Bank to the public announcement, the media collection to the guarantor, the date of the announcement as a service.
The sponsor's contact address is:
Change the contact address of the Guarantor shall promptly inform the Bank, and may otherwise have to bear the loss.

11 Guarantees entry into force of this

11.1 The Guarantor is a legal person or other organization, this guarantees the legal representative of the guarantor / responsible person or his authorized representative signature / cover and stamped with the name of chapter guarantor Seal / seal date of the contract.
11.2 The guarantor is a natural person, the guarantor of the guarantee of the date of signature.

12 Claims and guarantees the right to transfer from

12.1 Whether the maximum amount of secured claim is determined to ensure that your credit under the agreement about to transfer all third party claims, the most high security were transferred together from the right to claim the assignee.

12.2 Guaranty secured claim is confirmed, your bank transfer part of the claim, the guarantor of security in part be transferred from the right, your bank to transfer part of the debt is not part of the assigned claims and claims by the assignee of the surety the amount of shared security interests; the guarantee secured claims determined before the transfer of part of the Bank claims, security interests in part be transferred, the original guaranteed maximum security of your main line of a corresponding reduction in the maximum amount of debt (i.e. the original maximum security the maximum amount of the principal claim your bank deduct the amount of the transferred part of the debt), the Bank does not transfer to be part of the principal claim is confirmed, your bank to transfer part of the debt is not part of assigned claims with the assignee of the amount shared by credit guarantee of the guarantor interests.

13 Supplementary Provisions
This Guaranty is three originals, the Bank, credit applicants, guarantors, and institutions, armed with a witness, the same legal effect.

Special Note: all the provisions of this Guaranty made by the parties to full consultation. Bank has drawn special attention to the other parties to waive or limit the responsibility of banks, the banks have some of the unilateral right to increase or limit the liability of other parties to the rights of other parties to the terms, and its comprehensive and accurate understanding. Banks should be the requirements of other parties to the terms of the corresponding instructions. Contracting parties, the terms of this Guaranty understanding of exactly the same.

Guarantor is a legal person or other organization to sign this column:

Guarantor: (Seal)

Legal representative / responsible person or authorized agent (signature or cover name of chapter):

Guarantor Legal address:

When the guarantor is a natural person to sign this column:

Guarantor (Signature):

Guarantor Address: ---

Guarantor Bank: ---

Guarantor settlement accounts: ---

Tel: ---

Fax: ---

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]

SCHEDULE A

PERSONS WHO ENTERED INTO THE
IRREVOCABLE GUARANTY CONTRACT OF MAXIMUM AMOUNT

●      Pan Dangyu

●      Hong Kong Highpower Technology Company Limited